Exhibit 99.1

LifeVantage Announces Financial Results for the First Quarter Fiscal 2027

Salt Lake City, UT, November 9, 2026, LifeVantage Corporation (Nasdaq: LFVN), a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today reported financial results for its quarter ended September 30, 2026.

First Quarter Fiscal 2027 Summary*:

•
Revenue was $37.1 million, a decrease of 22.0% from the prior year period;
•
Revenue in the Americas decreased 22.2%, and revenue in Asia/Pacific & Europe decreased 21.2%;
•
Net loss per diluted share was $0.02, versus net income per diluted share of $0.17 a year ago;
•
Adjusted earnings per diluted share was $0.05, compared to $0.18 a year ago; and
•
Adjusted EBITDA was $1.9 million compared to $3.9 million a year ago.

* All comparisons are on a year over year basis and compare the first quarter of fiscal 2027 to the first quarter of fiscal 2026, unless otherwise noted.

“Despite a challenging quarter, LifeVantage has significant untapped potential, and we now have a clear strategy designed to capture it,” said Terrence Moorehead, President and Chief Executive Officer. “Our focus is on transforming LifeVantage into a more brand-driven, consumer-focused company, supported by a modern digital platform and an expanding community of consumers and brand advocates. At the same time, we are creating a more focused and efficient operating model and strengthening the underlying economics of the business. We have a lot of work to do, and building the company we envision will take time, but we have a differentiated foundation, a clear roadmap and a strong sense of urgency around execution. The actions we are taking are designed to build a stronger, more relevant LifeVantage and create sustainable long-term value for our shareholders.”

First Quarter Fiscal 2027 Results

For the first quarter ended September 30, 2026, the Company reported revenue of $37.1 million, a 22.0% decrease compared to revenue of $47.6 million in the quarter ended September 30, 2025, including a $0.4 million, or 0.8% negative impact from foreign currency. Revenue in the Americas region decreased 22.2% to $29.0 million. Revenue in the Asia/Pacific & Europe region decreased 21.2% to $8.2 million, including a $0.4 million, or 3.9%, negative impact from foreign currency. The decrease in revenue was primarily driven by lower active accounts, reflecting impacts from the broader macro environment, as well as lower sales of the MindBody GLP-1 System®. These declines were partially offset by sales of the LoveBiome product line, which the Company acquired in October 2025.

Gross profit for the quarter was $28.0 million, or 75.4% of revenue, compared to $37.8 million, or 79.5% of revenue, for the prior year period. The decrease in gross profit as a percentage of revenue was primarily due to an allowance for inventory obsolescence related to the MindBody GLP-1 System®, along with increases in shipping and warehouse related expenses. Adjusted for the allowance for inventory obsolescence, non-GAAP gross profit was $29.0 million, or 78.2% of revenue.

Commissions and incentives expense for the quarter was $15.4 million, or 41.4% of revenue, compared to $20.7 million, or 43.5% of revenue, for the prior year period. The decrease in commissions and incentives expense as a percentage of revenue compared to the prior year period is primarily due to the timing and magnitude of promotional and incentive programs, changes in revenue mix, and changes in the mix of customers and independent consultants.

Selling, general and administrative (SG&A) expense for the quarter was $12.7 million, or 34.3% of revenue, compared to $14.9 million, or 31.2% of revenue, for the prior year period. The increase in SG&A expense as a percentage of revenue reflects the overall decrease in revenue.

Operating loss for the quarter was $0.1 million compared to operating income of $2.3 million for the prior year period. Adjusted non-GAAP operating income for the quarter was $0.9 million compared to adjusted non-GAAP operating income of $2.5 million for the prior year period.

Net loss for the quarter was $0.2 million, or $0.02 per diluted share, compared to net income of $2.2 million, or $0.17 per diluted share, for the prior year period. Adjusted non-GAAP net income for the quarter was $0.6 million, or $0.05 per diluted share, compared to adjusted non-GAAP net income of $2.3 million, or $0.18 per diluted share, in the prior year period.

Adjusted EBITDA was $1.9 million, or 5.2% of revenue, for the quarter, versus $3.9 million, or 8.2% of revenue, for the prior year period.

Balance Sheet & Liquidity

The Company generated $0.5 million of cash from operations during the three months ended September 30, 2026 compared to $2.3 million used in operations in the prior year period, primarily reflecting decreases in accounts receivable, inventory, and other accrued expenses. The Company’s cash and cash equivalents at September 30, 2026 were $13.7 million, compared to $14.9 million at June 30, 2026, and there was no debt outstanding.

Share Repurchase

During the quarter ended September 30, 2026, the Company did not repurchase any shares of its common stock. As of September 30, 2026, there was $58.5 million remaining under the $60 million share repurchase program.

Conference Call Information

The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. or international callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, November 30, 2026, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13762997, or (412) 317-6671 from international locations, and entering confirmation code 13762997.

There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://investor.lifevantage.com/events-and-presentations. The webcast will be archived for approximately 30 days.

About LifeVantage Corporation

LifeVantage Corporation (Nasdaq: LFVN), the Activation company, is a pioneer in nutrigenomics—the study of how nutrition and naturally occurring compounds can unlock your genes and the health coded within. Our products work with your unique biology and help your body make what it needs for health. The line of scientifically validated activators includes the flagship Protandim® family of products, TrueScience® Liquid Collagen, the MindBody GLP-1 System®, the newest comprehensive gut activator from LoveBiome P84, the Activation-supporting nutrients such as Omega, D3+, and the Rise AM & Reset PM System®, as well as AXIO® nootropic and hydration energy drink mixes, the full TrueScience® line of skin and hair care products, and Petandim®, a pet supplement formulated to combat oxidative stress in dogs. Our independent Consultants sell our products to Customers and share the business opportunity with entrepreneurs seeking to begin their own business. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.

Cautionary Note Regarding Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, expected financial performance, including revenue margins, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

About Non-GAAP Financial Measures

We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.

We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:

Reed Anderson, ICR

(646) 277-1260

reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2026	June 30, 2026
(In thousands, except per share data)
ASSETS
Current assets
Cash and cash equivalents	$13,726	$14,920
Accounts receivable	1,806	2,990
Income tax receivable	933	1,386
Inventory, net	14,228	16,167
Prepaid expenses and other	3,854	2,834
Total current assets	34,547	38,297
Property and equipment, net	8,058	7,310
Right-of-use assets	6,364	6,715
Intangible assets, net	2,930	3,058
Goodwill	465	465
Deferred income tax asset	6,195	5,629
Other long-term assets	646	637
TOTAL ASSETS	$59,205	$62,111
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,191	$5,156
Commissions payable	4,470	5,724
Lease liabilities	1,921	1,935
Other accrued expenses	6,512	7,412
Total current liabilities	18,094	20,227
Long-term lease liabilities	7,483	7,933
Other long-term liabilities	370	362
Total liabilities	25,947	28,522
Commitments and contingencies
Stockholders’ equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,589 and 12,518 issued and outstanding as of September 30, 2026 and June 30, 2026, respectively	1	1
Additional paid-in capital	139,255	138,924
Accumulated deficit	(104,286)	(103,462)
Accumulated other comprehensive loss	(1,712)	(1,874)
Total stockholders’ equity	33,258	33,589
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,205	$62,111

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,
	(unaudited)
	2026	2025
(In thousands, except per share data)
Revenue, net	$37,117	$47,561
Cost of sales	9,148	9,745
Gross profit	27,969	37,816
Operating expenses:
Commissions and incentives	15,380	20,695
Selling, general and administrative	12,725	14,853
Total operating expenses	28,105	35,548
Operating income (loss)	(136)	2,268
Other income (expense):
Interest income, net	45	87
Other expense, net	(93)	(114)
Total other income (expense)	(48)	(27)
Income (loss) before income taxes	(184)	2,241
Income tax expense	(12)	(86)
Net income (loss)	$(196)	$2,155
Net income (loss) per share:
Basic	$(0.02)	$0.17
Diluted	$(0.02)	$0.17
Weighted-average shares outstanding:
Basic	12,464	12,398
Diluted	12,464	12,946

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region
(Unaudited)

	Three Months Ended September 30,
	(unaudited)
	2026		2025
Americas	$28,954	78.0%	$37,197	78.2%
Asia/Pacific & Europe	8,163	22.0%	10,364	21.8%
Total	$37,117	100.0%	$47,561	100.0%

Active Accounts
(Unaudited)

	As of September 30,				Change from Prior	Percent
	2026		2025		Year	Change
Active Independent Consultants
Americas	27,000	67.5%	32,000	66.7%	(5,000)	(15.6)%
Asia/Pacific & Europe	13,000	32.5%	16,000	33.3%	(3,000)	(18.8)%
Total Active Independent Consultants	40,000	100.0%	48,000	100.0%	(8,000)	(16.7)%
Active Customers
Americas	45,000	77.6%	59,000	80.8%	(14,000)	(23.7)%
Asia/Pacific & Europe	13,000	22.4%	14,000	19.2%	(1,000)	(7.1)%
Total Active Customers	58,000	100.0%	73,000	100.0%	(15,000)	(20.5)%
Active Accounts
Americas	72,000	73.5%	91,000	75.2%	(19,000)	(20.9)%
Asia/Pacific & Europe	26,000	26.5%	30,000	24.8%	(4,000)	(13.3)%
Total Active Accounts	98,000	100.0%	121,000	100.0%	(23,000)	(19.0)%

(1) Active Independent Consultants have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Consultant accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,
	2026	2025
(In thousands)
GAAP Net income (loss)	$(196)	$2,155
Interest income, net	(45)	(87)
Provision for income taxes	12	86
Depreciation and amortization	730	610
Non-GAAP EBITDA	501	2,764
Adjustments:
Stock compensation expense	306	826
Other expense (income), net	93	114
Other adjustments(1)	1,045	217
Total adjustments	1,444	1,157
Non-GAAP Adjusted EBITDA	$1,945	$3,921

(1) Other adjustments breakout:
MB System allowance for inventory obsolescence	1,045	—
Other nonrecurring expenses, net of credits	—	217
Total adjustments	$1,045	$217

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended September 30,
	2026	2025
(In thousands, except per share data)
GAAP Net income (loss)	$(196)	$2,155
Adjustments:
MB System allowance for inventory obsolescence	1,045	—
Other nonrecurring expenses, net of credits	—	217
Tax impact of adjustments(1)	(261)	(46)
Total adjustments, net of tax	784	171
Non-GAAP Net income:	$588	$2,326

	September 30, 2026
	2027	2026

Diluted earnings per share, as reported	$(0.02)	$0.17
Total adjustments, net of tax	0.06	0.01
Diluted earnings per share, as adjusted(2)	$0.05	$0.18

(1) Tax impact is based on the estimated tax rate for the transition period ending December 31, 2026 and the fiscal year ended June 30, 2026.
(2) May not add due to rounding.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(Unaudited)

	Three Months Ended September 30,
	2026	2025
(In thousands, except percentage data)
Revenue, net	$37,117	$47,561
Cost of sales	9,148	9,745
GAAP Gross profit	27,969	37,816
GAAP Gross profit percentage	75.4%	79.5%

Adjustments:
MindBody GLP-1 System™ allowance for inventory obsolescence	1,045	—
GAAP Gross profit	29,014	37,816
GAAP Gross profit percentage	78.2%	79.5%